EXHIBIT 2.2


                         AGREEMENT AND PLAN OF MERGER OF
                          TRANS-CENTURY RESOURCES, INC.
                                      INTO
                          EINSURE NETWORKS CORPORATION


         This Agreement and Plan of Merger is made as of this 15th day of November, 2001, by and between TRANS-CENTURY RESOURCES, INC., a Texas corporation ("Trans-Century"), and EINSURE NETWORKS CORPORATION, a Delaware corporation ("eInsure"), such corporations being hereinafter collectively referred to as the "Constituent Corporations",

                              W I T N E S S E T H:

         WHEREAS, Trans-Century is a corporation duly organized and existing under the laws of the State of Texas, having been incorporated on June 4, 2001, and having an authorized capital stock of 2,000 shares of voting common stock, without par value (the "Voting Common Stock of Trans-Century"), of which 1,200 shares are issued and outstanding; and

         WHEREAS, eInsure is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on November 25, 1998, and having authorized capital stock of 100,000,000 shares of voting common stock, par value $0.001 per share (the "Voting Common Stock of eInsure"), of which 2,000,000 shares are issued and outstanding, and 8,000,000 shares of preferred stock, par value $0.01 per share, none of which have been issued; and

         WHEREAS, the respective Boards of Directors of Trans-Century and eInsure deem it advisable and in the best interests of said corporations that Trans-Century be merged with and into eInsure as the surviving corporation, as authorized by the statutes of the State of Texas and State of Delaware, under and pursuant to the terms and conditions hereinafter set forth, and each such Board has duly approved this Plan of Merger (this "Plan"); and,

         WHEREAS, each of the Constituent Corporations contemplates that no gain or loss shall be recognized by any of the holders of the capital stock of the Constituent Corporations by virtue of the application of Sections 354(a)(1) and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, to the transactions contemplated in this Plan;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger, the mode of carrying the same into effect, the manner and basis of converting the shares of each Constituent Corporation into shares of the Surviving Corporation (as hereinafter defined) and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval or adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

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         1. The name and state of domicile of each  domestic or foreign  company that is a party to the Merger is:


                    Name                                     Domicile

  Trans-Century Resources, Inc. (a Texas corporation)         Texas

  eInsure Networks Corporation (a Delaware corporation)      Delaware


         2. The name of the Delaware Corporation that will survive the merger is: eInsure Networks Corporation.

         3. No new domestic or foreign limited liability company or other entity will be created by the terms of the this Plan.

         4. The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:

                  (a) At the Effective Time of the merger:

                 (i) The Constituent Corporations shall be a single corporation, which shall be eInsure, the corporation designated herein as the Surviving Corporation.

                 (ii) The separate existence of Trans-Century shall cease.

                 (iii) The Surviving Corporation shall  thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the liabilities and duties of each Constituent Corporation; and all and singular, the rights, privileges, powers and franchises of each Constituent Corporation, and all property, real, personal and mixed, and all debts due to each Constituent Corporation on whatever account, as well for stock subscriptions as all other things in action or belonging to either Constituent Corporation, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; but all rights of creditors and all liens upon any property of either Constituent Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.


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                 (iv) All corporate acts, plans, policies,  contracts, approvals and authorizations of each Constituent Corporation and its shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Time of the Merger shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to each Constituent Corporation. The employees of each Constituent Corporation shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of such Constituent Corporation.

                 (v) The assets, liabilities, reserves and accounts of each Constituent Corporation shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of such Constituent Corporation subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the merger.

                  (b) The Board of Directors, and the members thereof, and the officers of eInsure immediately prior to the Effective Time of the Merger shall be and constitute the Board of Directors, and the members thereof, and the officers of the Surviving Corporation to serve in accordance with the Bylaws of eInsure until their respective successors shall have been duly elected and qualified.

         5. The total authorized capital stock of the Surviving Corporation shall be as set forth in the Restated Certificate of Incorporation of eInsure filed August 31, 2001, that is 100,000,000 shares of voting common stock, par value $0.001 per share (the "Voting Common Stock of the Surviving Corporation"), and 8,000,000 shares of preferred stock, par value $0.001 per share.

         6. The manner and basis of converting the shares of each Constituent Corporation into shares of the Surviving Corporation and the mode of carrying the merger into effect are as follows:

                  (a) Each share of the Voting Common Stock of Trans-Century outstanding at the Effective Time of the Merger shall be converted into 10,000 fully paid and nonassessable shares of Voting Common Stock of the Surviving Corporation without any action on the part of the holder thereof. After the Effective Time of the Merger, each holder of an outstanding certificate which prior thereto represented shares of the Voting Common Stock of Trans-Century shall be entitled, upon surrender thereof to the Surviving Corporation or to any transfer agent therefor, to receive in exchange therefor a certificate or certificates representing the number of whole shares of the Voting Common Stock of the Surviving Corporation into which the shares of the Voting Common Stock of Trans-Century so surrendered shall have been converted as aforesaid. Until so surrendered, each such outstanding certificate which, prior to the Effective Time of the Merger, represented shares of the Voting Common Stock of Trans-Century shall for all purposes evidence the ownership of the shares of the Voting Common Stock of the Surviving Corporation into which such shares shall have been so converted.

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                  (b) All shares of the Voting  Common  Stock  of the  Surviving
Corporation into which outstanding shares of the Voting Common Stock of Trans-Century shall have been converted pursuant to this paragraph 6 shall be issued in full satisfaction of all rights pertaining to such converted shares.

                  (c) Each share of the Voting Common Stock of eInsure outstanding at the Effective Time of the Merger shall be converted into one fully paid and nonassessable share of Voting Common Stock of the Surviving Corporation without any action on the part of the holder thereof. After the Effective Time of the Merger, each holder of an outstanding certificate which prior thereto represented shares of the Voting Common Stock of eInsure shall be entitled, upon surrender thereof to the Surviving Corporation or to any transfer agent therefor, to receive in exchange therefor a certificate or certificates representing the number of whole shares of the Voting Common Stock of the Surviving Corporation into which the shares of the Voting Common Stock of eInsure so surrendered shall have been converted as aforesaid. Until so surrendered, each such outstanding certificate which, prior to the Effective Time of the Merger, represented shares of the Voting Common Stock of eInsure shall for all purposes evidence the ownership of the shares of the Voting Common Stock of the Surviving Corporation into which such shares shall have been so converted.

                  (d) All shares of the Voting Common Stock of the Surviving Corporation into which shares of the Voting Common Stock of eInsure shall have been converted pursuant to this paragraph 6 shall be issued in full satisfaction of all rights pertaining to such converted shares.

                  (e) No fraction of a share of Voting Common Stock of the Surviving Corporation shall be issued, but in lieu thereof each holder of shares of a Constituent Corporation who would otherwise be entitled to a fraction of a share shall be afforded an opportunity during a period of thirty (30) days following the Effective Time of the Merger to instruct D. L. Patterson, as agent of such holder, either to purchase for such holder a fraction of a share sufficient (when added to the fraction to which such holder would be entitled) to equal a whole share of Voting Common Stock of the Surviving Corporation or to sell for such holder the fraction of a share to which such holder would be entitled. No such holder shall be entitled to dividends or any other rights in respect of such fractional interest. If no instructions are received within such period with respect to any such fractional interest, such fractional interest shall be sold for the account of the beneficial owner thereof, and the proceeds thereof shall be distributed to such beneficial owner.

         7. The Restated Certificate of Incorporation and the Bylaws of eInsure as existing and constituted immediately prior to the Effective Time of the Merger shall, upon the merger's becoming effective, be and constitute the Certificate of Incorporation and the Bylaws of the Surviving Corporation until amended in the manner provided by law, except that the Restated Certificate of Incorporation of eInsure shall be amended as follows:

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                  (a)  The  First   Article  of  the  Restated   Certificate  of
Incorporation of eInsure is amended to read in its entirety as follows:

               FIRST: The name of the corporation is TRANS-CENTURY RESOURCES, INC., hereinafter referred to as the "Corporation."

                  (b)  The  Second  Article of  the  Restated   Certificate   of
Incorporation of eInsure is amended to read in its entirety as follows:

               SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

         8. This Plan shall be submitted to the stockholders of each Constituent Corporation as provided by Article 5.03 of the Texas Business Corporation Act and Sections 251 and 252 of the Delaware General Corporation Law. After the approval or adoption thereof by the stockholders of each Constituent Corporation in accordance with the requirements of the laws of the State of Texas and the State of Delaware, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the merger under the provisions of the applicable statutes of the State of Texas and the State of Delaware.

         9. Each Constituent Corporation shall bear and pay all costs and expenses incurred by it or on its behalf (including without limitation fees and expenses of financial consultants, accountants and counsel) in connection with the consummation of the merger.

         10. The merger is intended to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

         11. This Plan shall automatically terminate on December 31, 2001 if the merger shall not have become effective on or before such date, unless Trans-Century and eInsure shall have otherwise agreed in writing on or prior to such date.

         12. At any time, whether before or after submission to or adoption by the respective stockholders of the Constituent Corporations, this Plan may be amended in matters of form, or supplemented by additional agreements, articles or certificates, as may be determined in the judgment of the Boards of Directors of each of the Constituent Corporations to be necessary, desirable or expedient to clarify the intentions of the parties hereto or to effect or facilitate the filing, recording or official approval of this Plan and the consummation hereof and the merger provided for herein, in accordance with the purpose and intent of this Plan.


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         13. The merger shall become  effective (such date being herein referred to as the "Effective Time of the Merger") when all the following actions shall have been taken:

                  (a) this Plan shall have been adopted and approved in accordance with the Texas Business Corporation Act and by the Delaware General Corporation Law;

                  (b) Articles of Merger setting forth the information required by, and executed in accordance with, the Texas Business Corporation Act shall have been filed in the office of the Secretary of State of the State of Texas; and

                  (c) a Certificate of Merger setting forth the information required by, and executed in accordance with, the Delaware General Corporation Law shall have been filed in the office of the Secretary of State of the State of Delaware.

         14. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed; each such counterpart shall be deemed to be an original instrument, all of which together shall constitute one agreement.

         15. This Plan and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

         16. This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

         17. At any time, or from time to time, after the Effective Time of the Merger, the last acting officers and directors of Trans-Century shall, as and when requested by the Surviving Corporation or its successors or assigns, execute and deliver all such deeds, assignments and other instruments and take or cause to be taken all such further action as the Surviving Corporation or its successors and assigns may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all properties, rights, privileges, powers, franchises, immunities and interests of Trans-Century, and otherwise to carry out the purpose of this Plan.





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         IN WITNESS WHEREOF,  Trans-Century  has caused this Plan to be executed by its President pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Plan, and eInsure has caused this Plan to be executed by its President pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Plan, all on the date first above written.

                          TRANS-CENTURY RESOURCES, INC.


                          By:   /s/ Mary W. Patterson
                                ----------------------------
                                Mary W. Patterson, President


                          EINSURE NETWORKS CORPORATION


                          By:   /s/ George Todt
                                ----------------------------
                                George Todt, President










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